UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2014

Cloud Peak Energy Inc.
Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (307) 687-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 27, 2014, Cloud Peak Energy Resources LLC (the “Company”), Cloud Peak Energy Finance Corp., a wholly-owned direct subsidiary of the Company (“Finance Corp.” and, together with the Company, the “Issuers”), and the Guarantors (as defined in the Underwriting Agreement) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of $200 million aggregate principal amount of the Issuers’ 6.375% Senior Notes due 2024 (the “Notes”). The Notes will be issued at a public offering price of 100% of par, plus accrued interest, if any, from March 11, 2014, with a yield to maturity of 6.375%.  The Notes will be guaranteed on an unsecured senior basis by Cloud Peak Energy Inc. (“CPE Inc.”) and all of its existing and future domestic restricted subsidiaries (other than an Issuer) that guarantee an Issuer’s or a Guarantor’s debt under the Company’s credit agreement.  The Notes were offered and sold under a prospectus filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s shelf registration statement on Form S-3, as amended (Registration No. 333-177222).  The Notes will be issued pursuant to an indenture, as amended and supplemented by a first supplemental indenture, to be entered into among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee.  Closing of the Offering is scheduled for March 11, 2014, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Issuers and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions.  Additionally, the Issuers and the Guarantors have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.  Furthermore, the Issuers and the Guarantors have agreed with the Underwriters not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any additional debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Goldman, Sachs & Co. until 60 days following the settlement date for the Notes.

The Company intends to use the net proceeds from the Offering plus cash on hand to fund its pending tender offer and consent solicitation for its existing 8.250% Senior Notes due 2017 (the “2017 Notes”). To the extent that the net proceeds of the Offering are insufficient to fund the tender offer and consent solicitation, the Company expects to use cash on hand to purchase the tendered 2017 Notes. In the event that the Company’s tender offer is not consummated or not all of the net proceeds are used to fund the tender offer and consent solicitation, the Company expects to use the remaining net proceeds from this offering and cash on hand to redeem any 2017 Notes that remain outstanding. Assuming that all of the Company’s existing 2017 Notes are tendered for repurchase on March 11, 2014, the Company would use approximately $314 million (including consent fees but exclusive of accrued interest) to fund such tender offer and consent solicitation.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuers and to persons and entities with relationships with the Issuers, for which they received or will receive customary fees and expenses. In particular, affiliates of the Underwriters are parties to and lenders under the Issuers’ revolving credit facility. The revolving credit facility was negotiated on an arm’s length basis and contains customary terms pursuant to which the lenders receive customary fees. Additionally, Goldman, Sachs & Co. is acting as the dealer manager and solicitation agent of the Company’s pending tender offer and consent solicitation for the 2017 Notes.

The foregoing description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

In connection with the Offering and the Company’s pending tender offer and consent solicitation, CPE Inc. is updating its 2014 interest expense guidance below.  Prior to these transactions, in its year-end 2013 earnings release on February 13, 2014, CPE Inc. provided a 2014 net interest expense estimate of approximately $70 million. After the refinancing of the Company’s credit agreement on February 21, 2014, and assuming the completion of the Offering and the Company’s pending tender offer for all of the 2017 Notes, CPE Inc.’s updated 2014 net interest expense estimate now includes:

1.              the benefit of reduced cash interest of approximately $10 million for the remainder of 2014 (on an annualized basis this approximates $12 million per year) reflecting the anticipated reduction in the Company’s aggregate principal balance of senior notes outstanding and the reduced interest rate on the Notes;

2.              the 2014-only impact of the cash payment of the 2017 Notes tender premium of approximately $14 million; and

3.              the 2014-only non-cash impact of the write off of deferred financing charges relating to the 2017 Notes and the Company’s credit agreement of approximately $8 million.

The result is revised net interest expense guidance for 2014 of approximately $77 million.  For the purposes of the interest coverage covenant in the Company’s credit agreement, net cash interest for 2014 is estimated at approximately $57 million, which comprises cash interest on all of the Company’s senior notes, undrawn credit agreement fees and the 2014-only tender premium payable on the 2017 Notes.

Cautionary Note Regarding Forward Looking Statements

This disclosure contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations or beliefs as well as assumptions and estimates regarding the Company, industry, economic conditions, government regulations, energy policies and other factors. Forward-looking statements may include, for example, the Company’s ability to close the Offering and the Company’s pending tender offer and consent solicitation, and other statements regarding this Offering and the Company’s plans, strategies, prospects and expectations concerning the Company’s business, industry, economic conditions, operating results, financial condition and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. For a discussion of some of the additional factors that could adversely affect the Company’s future results or the anticipated benefits of, or the Company’s ability to consummate, this Offering, refer to the risk factors described in the reports and registration statements the Company files with the SEC, including those in Item 1A — Risk Factors in the Company’s and CPE Inc.’s most recent consolidated Form 10-K and any updates thereto in the Company’s and CPE Inc.’s consolidated Forms 10-Q and current reports on Forms 8-K. There may be other risks and uncertainties that are not currently known to the Company or that the Company currently believes are not material. The Company makes forward-looking statements based on currently available information, and the Company assumes no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this disclosure, whether as a result of new information, future events or otherwise, except as required by law. mailto:

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Document
1.1

Underwriting Agreement, dated as of February 27, 2014, by and among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors named therein and Goldman, Sachs & Co., as representative of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: March 3, 2014

	By:	/s/ Bryan J. Pechersky
		Name:	Bryan J. Pechersky
		Title:	Senior Vice President, General
Counsel and Corporate Secretary

Date: March 3, 2014

CLOUD PEAK ENERGY RESOURCES LLC

	By:	/s/ Bryan J. Pechersky
		Name:	Bryan J. Pechersky
		Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document
1.1

Underwriting Agreement, dated as of February 27, 2014, by and among Cloud Peak Energy Resources LLC, Cloud Peak Energy Finance Corp., the guarantors named therein and Goldman, Sachs & Co., as representative of the several underwriters named therein.